UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): December 22, 2015

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 22, 2015, Centrus Energy Corp. (the “Company”), through its subsidiary United States Enrichment Corporation (“Enrichment Corp.”), and Joint Stock Company “TENEX” (“TENEX”) entered into Amendment No. 8 (the “Amendment”) to the Enriched Product Transitional Supply Contract, dated March 23, 2011, as amended, between Enrichment Corp. and TENEX (the “Supply Contract”).  The Amendment, which is subject to approval of the Russian State Atomic Energy Corporation “Rosatom”, extends the Supply Contract beyond 2022 and gives Enrichment Corp. the right to reschedule quantities of separative work units (“SWU”) into the period 2023-2026, in return for the purchase of additional SWU in those years.

Under the terms of the amended Supply Contract, Enrichment Corp. will now have the option to reschedule to 2023-26 up to approximately 7.7 million SWU of the approximately 16.6 million SWU remaining in its commitment under the Supply Contract, subject to an increase in Enrichment Corp.’s purchase obligation as compensation for Enrichment Corp.’s deferring the purchase to those years and a change in the terms for ordering enriched uranium included in the Amendment.  These compensatory SWU, which could increase Enrichment Corp.’s purchase obligation after 2022, to approximately 10 million SWU, will be calculated on a yearly basis beginning at the end of 2022.  Enrichment Corp. will take these SWU in 2023-26, but will have the right to move purchases in excess of 2.25 million SWU per year to the first year after 2026 in which such excess can be purchased without exceeding the 2.25 million limit.

The Amendment also provides that Enrichment Corp. must pay for all SWU in its minimum purchase obligation each year, even if it fails to submit orders for such SWU.  Enrichment Corp. would then have the right to take the unordered SWU in the following year.

Item 7.01 Regulation FD Disclosure.

On December 22, 2015, Centrus Energy Corp. issued a press release announcing the Amendment described in Item 1.01 of this report.  A copy of this press release is included as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01   Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

99.1	Press release dated December 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	December 23, 2015	By:	/s/ Stephen S. Greene
Stephen S. Greene
Senior Vice President, Chief Financial Officer and Treasurer